EXHIBIT 5

Briggs and Morgan

Professional Association

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

June 5, 2006

MedicalCV, Inc.

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

Ladies and Gentlemen:

We are counsel to MedicalCV, Inc. (the “Company”), a Minnesota corporation, in connection with its filing of a registration statement on Form SB-2 (File No. 333-134315) (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the proposed sale by the Company of shares of the Company’s common stock having a maximum aggregate offering price of $34,500,000, of which $4,500,000 is subject to the exercise of an underwriter’s overallotment option.  The number of shares to be issued pursuant to the Registration Statement will be determined based upon the closing price of the Company’s common stock on the date the Registration Statement is declared effective by order of the Securities and Exchange Commission.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise ) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, it is our opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, the shares sold by the Company as contemplated by the Registration Statement will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in such Registration Statement.

Very truly yours,

BRIGGS AND MORGAN,
Professional Association

By	/s/ Avron L. Gordon